Exhibit 10.1

PURCHASE AGREEMENT
BETWEEN

STEELE OCEANIC CORPORATION

AND
GLOBAL SEAFOOD INTERNATIONAL, INC.

AND

GLOBAL 2.0 CORPORATION

SECURITIES PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the "Agreement"), dated as of the date of acceptance set forth below, is entered into by and among Steele Oceanic Corporation, an Oklahoma corporation ("Steele") and Global Seafood International, Inc., a Florida corporation ("Global Seafood International") and Global 2.0 Corporation ("Global 2.0").

WHEREAS:

A. Global Seafood International is a wholly owned subsidiary of Global 2.0.

B. Steele wishes to purchase all the issued and outstanding shares of Global Seafood International.
C. Global 2.0 wishes to sell all the issued and outstanding shares of Global Seafood International to Steele.

D. Steele, Global 2.0, and Global Seafood International are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

E. Global Seafood International, Global 2.0, and Steele (collectively, the "Parties") wish to memorialize their intent in this Agreement upon the terms and conditions stated in this Agreement.

NOW THEREFORE, the Global Seafood International, Global 2.0, and Steele severally (and not jointly) hereby agree as follows:

1. Purchase and Sale of Securities.

a. Purchase of Securities.  On the Closing Date (as defined below), Global Seafood International shall issue to the Steele and the Steele agrees to purchase from Global Seafood International, all the issue and outstanding shares of Global Seafood International (the "Securities").

b. Form of Payment.  On the Closing Date (as defined below),  Steele shall pay the purchase price for the Securities to be issued to it at the Closing (as defined below) for the following: Steele shall irrevocably reserve for issuance the total of Two Hundred and Eighty Four Thousand, Four Hundred and Ninety (284,490) shares of post-split common stock of Steele to be issued to Global 2.0 ("Common Stock").   Steele may deliver preferred shares in lieu of Common Stock; if it has not completed its reverse stock split of 1:4000, Steele may issue preferred shares that have an immediate conversion to Common Stock upon completion of the reverse stock split, equal to that number of shares agreed to satisfy the obligation with all rights associated with its Common Stock.

c. Closing Date.  Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 4 and Section 5 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the "Closing Date") shall be 12:00 noon, Eastern Standard Time on a mutually agreed upon time.  The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the Parties.

2. Global 2.0 Representations and Warranties.  Global 2.0 represents and warrants to Steele that:

a. Global 2.0 is the sole shareholder of Global Seafood International and has the right and ability to transfer all the issued and outstanding shares of Global Seafood International to Steele.

b. Investment Purpose.  As of the date hereof, Global 2.0 is acquiring the shares of Common Stock (the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Global 2.0 does not agree to hold any of the Common Stock for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

c. Accredited Investor Status.  Global 2.0 is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

d. Reliance on Exemptions.  Global 2.0 understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Steele is relying upon the truth and accuracy of, and Global 2.0's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Global 2.0 set forth herein in order to determine the availability of such exemptions and the eligibility of Global 2.0 to acquire the Securities.

e. Information.  Global 2.0 and its advisors, if any, have been,  furnished with all materials relating to the business, finances and operations of Steele and materials relating to the offer and sale of the Securities which have been requested by Global 2.0 or its advisors.  Global 2.0 acknowledges that it may be classified as a related party for under federal securities laws. Notwithstanding the foregoing, Steele has not disclosed to Global 2.0 any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Global 2.0.   Neither such inquiries nor any other due diligence investigation conducted Global 2.0 or any of its advisors or representatives shall modify, amend or affect Global 2.0's  right to rely on Steele's representations and warranties contained in Section 3 below.  Global 2.0 uunderstands that its acquisition of the Securities involves a  significant degree of risk. Global 2.0 is not aware of any facts that may constitute a breach of any of Steele's representations and warranties made herein.

f. Governmental Review.  Global 2.0 understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

g. Transfer or Re-sale.  Global 2.0 understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Global 2.0  shall have delivered to Steele, at the cost of Global 2.0, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Steele, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144") of Steele who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and Global 2.0 shall have delivered to Steele, at the cost of Global 2.0, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Steele; (i) Steele may make a dividend distribution, pro rata, to its shareholders; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the Global Seafood International  (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Steele nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

h. Legends.  Global 2.0 understands that the Common Stock and, until such time, if ever, as the Common Stock has been registered under the 1933 Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Stock may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and Steele shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides Steele with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by Steele so that the sale or transfer is effected.

i. Authorization; Enforcement. This Agreement has been duly and validly authorized.  This Agreement has been duly executed and delivered on behalf of Global 2.0, and this Agreement constitutes a valid and binding agreement of Global Seafood International and Global 2.0 enforceable in accordance with its terms.

3. Representations and Warranties of Steele.  Steele represents and warrants to Global 2.0 that:

a. Organization and Qualification.  Steele and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.   Steele and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of Steele or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.  "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which Steele owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement.  (i) Steele has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by Steele and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by Steele's Board of Directors and no further consent or authorization of Steele, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by Steele by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind Steele accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by Steele of the Warrant, each of such instruments will constitute, a legal, valid and binding obligation of Steele enforceable against Steele in accordance with its terms.

c. Capitalization.  As of the date hereof, the authorized capital stock of Steele consists of 900,000,000 shares of capital stock, of which 895,000,000 are shares of common stock (the "Common Stock"), par value $0.001 per share, and 5,000,000 are shares of preferred stock, par value $0001.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.  No shares of capital stock of Steele are subject to preemptive rights or any other similar rights of the shareholders of Steele or any liens or encumbrances imposed through the actions or failure to act of Steele.

d. No Conflicts.  The execution, delivery and performance of this Agreement by Steele and the consummation by Steele of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Steele or any of its Subsidiaries is a party, or (iii)  result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Steele or its securities are subject) applicable to Steele or any of its Subsidiaries or by which any property or asset of Steele or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Neither Steele nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither Steele nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put Steele or any of its Subsidiaries in default) under, and neither Steele nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Steele or any of its Subsidiaries is a party or by which any property or assets of Steele or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, Steele is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

e. Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Steele or any of its Subsidiaries, threatened against or affecting Steele or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.  Steele and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

f. No Materially Adverse Contracts, Etc.  Neither Steele nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of Steele's officers has or is expected in the future to have a Material Adverse Effect.  Neither Steele nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of Steele's officers has or is expected to have a Material Adverse Effect.

g. Acknowledgment Regarding Pavillion Foods' Acquisition Purchase of Securities.  Steele acknowledges and agrees that Global 2.0 may be a related party and has considered the fairness of the transactions contemplated hereby.

h. No Brokers.  Steele has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

i. Foreign Corrupt Practices.  Neither Steele, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Steele or any Subsidiary has, in the course of his actions for, or on behalf of, Steele, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

j. No Investment Company.  Steele is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company").  Steele is not controlled by an Investment Company.

4. Conditions to Steele's Obligation to Sell.  The obligation of Steele hereunder to issue and sell the Securities to Global 2.0 at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Steele's sole benefit and may be waived by Steele at any time in its sole discretion:

a. Global Seafood International shall have executed this Agreement and delivered the same to Steele.

b. Global 2.0 shall have executed this Agreement with Steele and delivered the same to Steele.

c. Steele shall have received a Certificate, in the name of Steele, evidencing all the Securities.

d. The representations and warranties of Global 2.0 shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Global 2.0 shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Global 2.0 at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. Steele shall have executed this Agreement and delivered the same to Global 2.0.

g. Steele shall have shall have executed this Agreement and delivered the same to Global Seafood International

h. The representations and warranties of Steele shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Steele shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Steele at or prior to the Closing Date.

i. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.	Governing Law; Miscellaneous.

a. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Oklahoma or in the federal courts located in the state and county of Broward or Miami-Dade county.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Steele and Global 2.0 waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties.

f. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be provided at Closing.

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

h. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival.  The representations and warranties and the agreements and covenants set forth in this Agreement shall survive the Closing.

j. Publicity.  Parties may use each other's name in connection with publicity related to its respective technology achievements with prior written notice and approval, except that Steele may disclose information as required by federal securities law.

k. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Representation.  Each party has had the opportunity to be represented by its own counsel in relation to this Agreement. The Parties agree that the same counsel has drafted this Agreement.

m. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies.  This Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date written below.

Steele Oceanic Corporation
By:      /s/ Scott Landow
Name: Scott Landow
Title:   CEO
Date: October 1,2016

Global 2.0 Corporation
By:      /s/ Scott Landow

Name: Scott Landow
Title:   CEO
Date: October 1,2016

Global Seafood International, Inc.
By:      /s/ Scott Landow
Name: Scott Landow
Title:   CEO
Date: October 1,2016